                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               JTS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                JTS CORPORATION
                             166 BAYPOINTE PARKWAY
                           SAN JOSE, CALIFORNIA 95134

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MARCH 12, 1998


TO THE STOCKHOLDERS OF JTS CORPORATION:


     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of JTS Corporation, a Delaware corporation (the "Company"), will be held on Thursday, March 12, 1998 at 10:00 a.m. (local time) at 166 Baypointe Parkway, San Jose, California 95134, for the following purposes:


     1. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 250,000,000 shares to 500,000,000 shares.

     2. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to permit holders of not less than 25% of the outstanding voting power of the Company to call a special meeting of stockholders.

     3. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.


     The Special Meeting is being called by the Company in satisfaction of certain contractual obligations under a Securities Purchase Agreement, dated as of September 25, 1997 (the "Securities Purchase Agreement") by and among the Company, Amber Arbitrage LDC, Sirjang Lal Tandon, Jack Tramiel and David T. Mitchell, as amended to date. The Board of Directors has fixed the close of business on January 26, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at this Special Meeting and at any adjournment or postponement thereof.


                                          By Order of the Board of Directors

                                    LOGO
                                          Joseph Prezioso

                                          Chief Financial Officer


San Jose, California

February 6, 1998


     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                JTS CORPORATION
                             166 BAYPOINTE PARKWAY
                           SAN JOSE, CALIFORNIA 95134
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                      FOR SPECIAL MEETING OF STOCKHOLDERS

                                 MARCH 12, 1998


                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL


     The enclosed proxy is solicited on behalf of the Board of Directors of JTS Corporation, a Delaware corporation ("JTS" or the "Company"), for use at the Special Meeting of Stockholders to be held on Thursday, March 12, 1998, at 10:00 a.m. (local time) (the "Special Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special Meeting will be held at the Company's principal executive office located at 166 Baypointe Parkway, San Jose, California 95134. The Company intends to mail this proxy statement and accompanying proxy card on or about February 6, 1998 to all stockholders entitled to vote at the Meeting.


VOTING RIGHTS AND OUTSTANDING SHARES


     Only holders of record of Common Stock at the close of business on January 26, 1998 will be entitled to notice of and to vote at the Special Meeting. At the close of business on January 26, 1998, the Company had outstanding and
entitled to vote           shares of Series E Convertible Preferred Stock, which
shares are entitled to an aggregate of                votes at the Special
Meeting, and                shares of Common Stock. The holders of shares of
Series E Convertible Preferred Stock shall vote as a combined class on an as-converted basis with the holders of shares of Common Stock. Each share of Series E Convertible Preferred Stock is convertible into 5,000 shares of Common Stock. Shares of Series E Convertible Preferred Stock held in Escrow (as defined below) are not entitled to vote until released from Escrow pursuant to the terms of the Escrow Agreement (as defined below).



     Each holder of record of Common Stock on an as-converted basis on such date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting. The affirmative vote of the holders of
and                shares of Common Stock, on an as-converted basis, will be
required to approve Proposals 1 and 2, respectively. Pursuant to an irrevocable proxy granted to John Bender, a designee of Amber Arbitrage LDC, by certain stockholders of the Company (the "Series E Proxy"), 30,000,016 shares of Common
Stock, representing        of the outstanding voting power of the Company on
January 26, 1998, will be voted in favor of approving Proposals 1 and 2.


     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 166 Baypointe Parkway, San Jose, California 95134, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company not later than Friday, January 29, 1998 in order to be included in the proxy statement and proxy relating to that Annual Meeting of Stockholders.

                                   PROPOSAL 1

      APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Amended and Restated Certificate of Incorporation (the "Amended and Restated Certificate") to increase the Company's authorized number of shares of Common Stock from 250,000,000 shares to 500,000,000 shares.


     As previously disclosed in the Company's Quarterly Reports on Form 10-Q, the Company's operating results have been materially adversely impacted by the Company's financial resources and limited liquidity. The Company requires significant cash resources to fund purchases of the inventory needed to achieve required sales levels that may permit the Company to operate at profitable gross margin levels. A shortage of cash resources has required the Company to either obtain additional capital from external sources or to curtail its research and development, equipment and working capital expenditures. Since curtailment has generally adversely affected the Company's operations and competitive position, the Company has sought additional financing as its preferred means of improving its financial condition.



     After considering a number of financing alternatives, including, but not limited to, registered public offerings and bank financing, the Board of Directors determined that a private placement of preferred stock would be achievable in a reasonable timeframe and in the best interests of the Company. Amber Arbitrage LDC ("Amber"), a private investment fund incorporated in the Cayman Islands, was identified as an investor that was interested in investing in the long-term growth of the Company. The sole director of Amber is Lismore Management, Ltd., a British Virgin Islands corporation, whose directors are Peter Breslow and John Andersen. During negotiations, Amber, represented by its investment advisor, John Bender, offered to invest either a smaller amount of capital if members of the Board of Directors of the Company did not participate in the financing or approximately $20,000,000 in equity financing if members of the Board of Directors of the Company invested approximately $5,000,000 in the financing. In the interests of maximizing the proceeds from the financing, the opportunity to participate was offered to all of the members of the Board of Directors. Since other members of the Board were unable to participate in such a financing because of their affiliation with certain venture capital funds, which could not complete their due diligence obligations in the timeframe required to complete the financing, Sirjang Lal Tandon, Jack Tramiel and David T. Mitchell (the "Management Investors") agreed to participate. The terms of the financing were not considered by either an independent party or an independent committee of the Board of Directors but were considered by the entire Board of Directors of the Company and were unanimously approved by the members of the Board of Directors who did not participate in the financing.

     On September 25, 1997, after full negotiation of terms, the Company, Amber and the Management Investors (Amber and the Management Investors shall be collectively referred to herein as the "Purchasers") entered into a securities purchase agreement (the "Securities Purchase Agreement") relating to a proposed financing (the "Series D Financing") of the Company, consisting of an aggregate of 28,802 shares of Series D Convertible Preferred Stock (the "Series D Preferred Stock") of the Company at a purchase price of $875 per share, or an aggregate purchase price of $25,201,750. Pursuant to the terms of the Escrow Agreement (as defined below), 22,858 shares of Series D Preferred Stock were attributable to Amber at an aggregate purchase price of $20,000,750, 3,429 shares of Series D Preferred Stock were attributable to Jack Tramiel at an aggregate purchase price of $3,000,375, 229 shares of Series D Preferred Stock were attributable to David T. Mitchell at an aggregate purchase price of $200,375 and 2,286 shares of Series D Preferred Stock were attributable to Sirjang Lal Tandon at an aggregate purchase price of $2,000,250. Each share of Series D Preferred Stock was convertible by the holder thereof into 5,000 shares of Common Stock by the payment of additional consideration equal to $.65625 per share of Common Stock issuable upon such conversion (the "Additional Consideration"), which equaled or exceeded the closing bid price of the Company's Common Stock on the American Stock Exchange on September 25, 1997, subject to adjustment for stock splits and similar events.



     On September 26, 1997, the closing of the Series D Financing occurred, pursuant to which the purchase price for the Series D Preferred Stock as well as certificates representing the Series D Preferred Stock were deposited in escrow (the "Escrow") with Cooley Godward, LLP, as escrow agent (the "Escrow Agent"), pursuant to an Escrow Agreement (the "Escrow Agreement") among Amber, the Management Investors, the Company and the Escrow Agent. Pursuant to the Escrow Agreement, the funds in the Escrow were the property of the Purchasers and the shares of Series D Preferred Stock in the Escrow were the property of the Company, in each case until delivered pursuant to the Escrow Agreement by the Escrow Agent upon the instruction of a representative designated by a majority in interest of the Purchasers, who had sole discretion to cause the delivery of such funds and shares at any time until May 31, 1998. Shares of Series D Preferred Stock held in Escrow were not entitled to vote until released from Escrow. Notwithstanding the foregoing, prior to the expiration or early termination of the statutory waiting period under the Hart Scott Rodino Antitrust Improvements Act of 1976 with respect to the purchase and sale contemplated in the Securities Purchase Agreement, the Escrow Agent was not permitted to deliver to the Company any of the funds or deliver to the Purchasers any of the shares unless there remained in the Escrow an aggregate of $6,714,750 and 7,675 shares of Series D Preferred Stock. Immediately after the entering into of the Escrow Agreement $9,000,250 aggregate amount of purchase price was delivered to the Company from the Escrow, and the corresponding 10,286 shares of Series D Preferred Stock were delivered to the Purchasers from the Escrow. On October 16, 1997, an additional $3,199,000 aggregate amount of purchase price was delivered to the Company from Escrow, and the corresponding 3,656 shares of Series D Preferred Stock were delivered to the Purchasers from Escrow. On October 23, 1997, $1,199,625 aggregate amount of purchase price was delivered to the Company from Escrow, and the corresponding 1,371 shares of Series D Preferred Stock were delivered to the Purchasers from Escrow. In November 1997, the Investors agreed to release $2,000,000 to the Company as a loan secured by certain assets of the Atari division of the Company. In December 1997, the Company, Amber and the Management Investors entered into an amendment of the Escrow Agreement. The amendment contemplated the immediate release from escrow of an additional $10,000,000, pledged as collateral by the Purchasers to secure their guarantee of a third-party $10,000,000 loan facility to the Company. The parties also agreed to extend the term of the escrow to July 31, 1998. In consideration of this amendment, the Company agreed to exchange the shares of Series D Preferred Stock (issued or in escrow) with shares of its Series E Convertible Preferred Stock (the "Series E Preferred Stock") on a one-for-one basis. The Series E Preferred Stock is similar to the Series D Preferred Stock with the following significant differences: (i) each share of Series E Preferred Stock is convertible by the holder thereof at any time after August 5, 1998 into 5,000 shares of Common Stock by the payment of additional consideration equal to $.10 per share of Common Stock issuable upon such conversion, which when added to the equivalent of $.175 paid for the Series E Preferred Stock, exceeded the closing bid price of the Company's Common Stock on the American Stock Exchange at the time of the amendment; (ii) the holders of the Series E Preferred Stock are entitled to elect two members of the Board of Directors and the holders of the Common Stock are entitled to elect the other four members of the

Board of Directors; and (iii) the holders of the Series E Preferred Stock are entitled to certain anti-dilution adjustments in the event that the Company issues after December 18, 1997 more than 11,000,000 shares of Common Stock upon conversion of the then remaining shares of Series C Preferred and Series B
Financing Common Stock Purchase Warrants. Of the        shares of Series E
Preferred Stock released from Escrow as of January 26, 1998, are held of record
by Amber,        are held of record by Sirjang Lal Tandon,        are held of
record by Jack Tramiel and are held of record by David T. Mitchell. As of
January 26, 1998, Amber is entitled to an aggregate of           votes
representing        of the outstanding voting power of the Company, Sirjang Lal
Tandon is entitled to an aggregate of           votes representing        of the
outstanding voting power of the Company, Jack Tramiel is entitled to an
aggregate of           votes representing        of the outstanding voting power
of the Company and David T. Mitchell is entitled to an aggregate of
votes representing        of the outstanding voting power of the Company. Upon
adoption of this Proposal 1 and upon full conversion of the Series E Preferred
Stock, Amber will be entitled to 156,196,616 votes representing        of the
outstanding voting power of the Company, Sirjang Lal Tandon will be entitled to
          votes representing        of the outstanding voting power of the
Company, Jack Tramiel will be entitled to           votes representing        of
the outstanding voting power of the Company and David T. Mitchell will be
entitled to           votes representing        of the outstanding voting power
of the Company. Upon adoption of this Proposal 1 and upon full conversion of the Series E Preferred Stock and payment of the additional consideration therefor, Amber, by owning a majority of the voting power of the Company could acquire control of the Registrant.



     In the event that after July 9, 1998, there are insufficient shares of Common Stock available for issuance upon conversion of the Series E Preferred Stock, the holders of Series E Preferred Stock may convert the Series E Preferred Stock without payment of the Additional Consideration. Therefore, a failure by the stockholders to approve Proposal 1 or a similar proposal at a subsequent meeting held prior to July 9, 1998 would result in the trigger of this conversion provision which would have an adverse impact on the Company's financial condition.



     For so long as 2,500 shares of Series E Preferred Stock remain outstanding, the holders of shares of Series E Preferred Stock, voting as a separate class, are entitled to elect two (2) members of the Board of Directors at each meeting or pursuant to each consent of the Company's stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of either or both of such directors. No director has been designated to date by the holders of the Series E Preferred Stock. The shares of Series E Preferred Stock also have certain piggyback and demand registration rights under the Securities Act of 1933, as amended and applicable state securities laws pursuant to a Registration Rights Agreement, dated as of September 25, 1997, by and among the Company and the Purchasers. The Company intends to file shortly a registration statement on Form S-3 permitting resale of the shares of Common Stock issuable upon conversion of the Series E Preferred Stock. In addition, the shares of Series E Preferred Stock are subject to certain redemption and cashless exercise provisions. Pursuant to such redemption provisions, the Company may redeem the shares of Series E Preferred Stock in the event that after August 5, 1998 the closing price per share of the Common Stock on The American Stock Exchange, Inc. exceeds $3.9375 (as adjusted for any stock dividends, contributions, splits, recapitalizations and the like with respect to the Common Stock) for twenty consecutive trading days immediately preceding the issuance by the Company of a redemption notice to all holders of shares of Series E Preferred Stock. The Company may not, however, redeem from any holder more than one-third of the total number of shares of Series E Preferred Stock purchased by such holder during any one (1) year period and may not make any such redemption unless at the time of such redemption there is in effect a registration statement covering the resale of shares of Common Stock issuable upon conversion of the shares of Series E Preferred Stock to be redeemed. Pursuant to the cashless exercise provisions, the holders of the shares of Series E Preferred Stock may convert the Series E Preferred Stock without delivering the Additional Consideration upon either receipt of a notice of redemption from the Company or immediately prior to the closing of a significant acquisition or asset transfer by receiving the number of shares of Common Stock equal to the number yielded by the following formula: (i) the quotient obtained by dividing (A) the average closing price of the Common Stock on the American Stock Exchange for the five (5) trading days ending (1) day before the conversion (the "Fair Market Value") less the Additional Consideration by (B) the Fair Market Value, multiplied by
(ii) the number of shares of Common Stock issuable upon conversion of one share of Series E Preferred Stock.



     If all of the shares of Series E Preferred Stock held in Escrow are eventually issued, the Series E Preferred Stock subject to the Securities Purchase Agreement will be convertible into an aggregate of 252,017,500 shares of Common Stock. Such 252,017,500 shares of Common Stock would represent
approximately   % of the outstanding Common Stock of the Company as of January
26, 1998. As of September 26, 1997, there were only 63,295,773 shares of Common Stock available for issuance upon conversion of Series E Preferred Stock. Pursuant to the Securities Purchase Agreement, the Company agreed to hold its 1998 annual meeting of stockholders no later than July 9, 1998 and to hold a special meeting of stockholders by November 30, 1997 (unless the proxy statement relating to such meeting is reviewed by the Securities and Exchange Commission, in which case the length of time of such review shall be added to the above date) and to propose at such special meeting and every special or annual meeting thereafter until adopted, an amendment (the "Amendment") to the Certificate of Incorporation of the Company, raising the number of authorized shares of Common Stock to at least the number of shares of Common Stock issuable upon conversion of the Series E Preferred Stock.



     The additional Common Stock to be authorized by adoption of the Amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed Amendment and issuance of the Common Stock would not affect the rights of the holders of the currently outstanding Common Stock and outstanding Series C Convertible Preferred Stock and Series E Preferred Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding, such as dilution of the earnings per share and the voting rights of current holders of Common Stock. Since the ratio of outstanding Common Stock (assuming approval of this Proposal and full conversion of Series E Preferred Stock) to outstanding Common Stock as
of January 26, 1998 is                     , or approximately    , earnings per
share and voting rights of the current holders of Common Stock will be diluted by approximately a factor of . If the Amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Amended and Restated Certificate with the Secretary of State of the State of Delaware.


     The Certificate of Amendment would change paragraph A of Article IV of the Amended and Restated Certificate to read in its entirety as follows:

        "A. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Five Hundred Ten Million (510,000,000) shares. Five Hundred Million (500,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Ten Million (10,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001)."


     In addition to the           shares of Common Stock outstanding at January
26, 1998, the Board had reserved as of such date: (i)           shares for
issuance upon exercise of options and rights granted under the Company's Amended
and Restated 1995 Stock Option Plan, (ii)           shares issuable upon
exercise of warrants currently held by GFL Advantage Fund Limited and Genesee
Fund Limited -- Portfolio B, (iii) approximately           shares of Common
Stock issuable upon conversion of all of the outstanding Series C Preferred Stock and any payments of dividends on any outstanding shares of Series C
Preferred Stock in Common Stock, (iv) approximately           shares of Common
Stock issuable upon conversion of the Company's 5 1/4% Convertible Subordinated Debentures, (v) 500,000 shares of Common Stock for issuance upon option grants under the 1996 Non-Employee Directors' Stock Option Plan, and (vi) approximately shares of Common Stock issuable upon the exercise of warrants currently held by Lunenberg S.A., Silicon Valley Bank, Wharton Capital
Corporation and Adaptec, Inc. The remaining approximately           shares of
Common Stock are reserved for issuance upon conversion of shares of Series E Preferred Stock.



     A portion of the shares authorized by the Amendment will be reserved for issuance upon conversion of the Series E Preferred Stock pursuant to the obligations of the Company under the Securities Purchase

Agreement. The Board of Directors desires to have the additional shares of Common Stock authorized by the Amendment to be available to provide additional flexibility for business and financial purposes in the future. The additional shares may be used, without further stockholder approval, for various purposes including, without limitation, raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding the Company's business or product lines through the acquisition of other businesses or products. Pursuant to the terms of the Securities Purchase Agreement, the Board of Directors is restricted from issuing additional shares of Common Stock until the Amendment is approved.


     The additional shares of Common Stock that would become available for issuance if the proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of this proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.


     The affirmative vote of the holders of a majority of the outstanding voting
power of the Company, equivalent to           votes as of January 26, 1998, will
be required to approve this amendment to the Amended and Restated Certificate. As a result, abstentions and broker non-votes will have the same effect as negative votes. The holders of outstanding shares of Series D Preferred Stock shall vote as a class with the holders of shares of Common Stock on an as-converted basis.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 1.

                                   PROPOSAL 2

     APPROVAL OF STOCKHOLDER RIGHT TO CALL SPECIAL MEETING OF STOCKHOLDERS

     The Board of Directors has adopted, subject to stockholder approval, an amendment to the Amended and Restated Certificate to permit holders of not less than twenty-five percent (25%) of the outstanding voting power of the Company to call a special meeting of the stockholders. At present, the Amended and Restated Certificate does not permit stockholders to call a special meeting. The Board of Directors wishes to amend the Amended and Restated Certificate to provide such right in order to enhance the stockholders' ability to submit matters to the vote of the stockholders pursuant to the obligations of the Company in the Securities Purchase Agreement. Such matters might include, without limitation, the election of new members to the Board of Directors and the amendment of the Amended and Restated Certificate.

     The stockholders of the Company should be aware that approval of this proposal could facilitate future efforts to effect a change in control of the Company.

     If the amendment is adopted, it will become effective upon filing a Certificate of Amendment of the Amended and Restated Certificate with the Delaware Secretary of State. The amendment would change paragraph B(4) of
Article IV of the Amended and Restated Certificate to read in its entirety as follows:


        "(4) Special meetings of the stockholders of the corporation may be called for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, (iii) the Board of Directors pursuant to a resolution adopted by at least two (2) directors, or (iv) by the holders of shares entitled to cast not less than 25% of the votes at the meeting, and shall be held at such place, on such date, and at such time as the Board of Directors shall fix."

     The affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding voting power of the Company, equivalent to votes as of January 26, 1998, will be required to approve this amendment to the Amended and Restated Certificate. As a result, abstentions and broker non-votes will have the same effect as negative votes. The holders of outstanding shares of Series D Preferred Stock shall vote as a class with the holders of shares of Common Stock on an as-converted basis.


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information regarding the ownership of the Company's Common Stock and Series E Preferred Stock as of December 31, 1997 by: (i) each director of the Company; (ii) certain executive officers of the Company; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock or Series E Preferred Stock.



                           NUMBER OF
                           SHARES OF                       NUMBER OF SHARES                      VOTING POWER OF
                             COMMON                          OF SERIES E                         COMBINED CLASS    PERCENTAGE OF
                             STOCK      PERCENT OF CLASS   PREFERRED STOCK    PERCENT OF CLASS   OF COMMON STOCK    OUTSTANDING
                           BENEFICIALLY   BENEFICIALLY       BENEFICIALLY       BENEFICIALLY      AND SERIES E      VOTING POWER
    BENEFICIAL OWNER        OWNED(1)        OWNED(1)           OWNED(1)           OWNED(1)       PREFERRED STOCK   OF THE COMPANY
-------------------------  ----------   ----------------   ----------------   ----------------   ---------------   --------------
Amber Arbitrage LDC(2)...  11,166,400          6.6%             12,153              79.3%           71,931,400          42.3%
  c/o Custom House Fund
  Management Limited
  31 Kildare Street
  Dublin 2, Ireland
Jack Tramiel(3)..........     279,690            *               1,823              11.9%            9,394,690           5.5%
  18331 Lexington Drive
  Monte Sereno, CA 95030
Sirjang L. Tandon(4).....           0            *               1,215               7.9%            6,075,000           3.6%
David T. Mitchell(5).....   1,270,833            *                 122            *                  1,880,833           1.1%
Jean D. Deleage(6).......   3,937,500          2.3%                 --                --             3,937,500           2.3%
Lip-Bu Tan(7)............   1,500,000            *                  --                --             1,500,000             *
Steven L. Kaczeus(8).....     483,011            *                  --                --               483,011             *
Kenneth D. Wing(9).......     427,084            *                  --                --               427,084             *
Roger W. Johnson(10).....      43,083            *                  --                --                43,083             *
Joseph A. Prezioso(11)...      82,916            *                  --                --                82,916             *
All current directors and
  executive officers as a
  group (9
  persons)(12)...........   8,024,117          4.7%             15,313              20.6%           23,824,117          14.0%


---------------

  *  Less than one percent.


 (1) Applicable percentage of ownership of Common Stock is based upon 169,718,512 shares of Common Stock outstanding at December 31, 1997. Applicable percentage of ownership of Series E Preferred Stock is based upon 15,313 shares of Series E Preferred Stock released from Escrow to the Purchasers by the Escrow Agent as of December 31, 1997. Applicable percentage of ownership of outstanding voting power of the Company is based upon 246,283,512 voting shares of Common Stock which consists of 169,718,512 shares of Common Stock outstanding as of December 31, 1997 and 76,565,000 shares of Common Stock issuable upon conversion of 15,313 shares of Series E Preferred Stock released from Escrow as of December 31, 1997. Pursuant to the terms of the Securities Purchase Agreement and the Escrow Agreement, an aggregate of 28,802 shares of Series E Preferred Stock were issued by the Company and deposited in Escrow. Pursuant to the terms of the Escrow Agreement, the funds in the Escrow are the property of the Purchasers and the shares of Series E Preferred Stock are the property of the Company, in each case, until delivered pursuant to the Escrow Agreement by the Escrow Agent upon the instruction of a representative designated by a majority in interest of the Purchasers, who shall have sole discretion to cause the delivery of such funds and shares at any time until May 31, 1998. Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes sole or shared voting or investment power with respect to shares shown as beneficially owned except as otherwise set forth herein. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of common stock of the person holding such options, but are not deemed outstanding for computing the percentage ownership of Common Stock of any other person. Shares of Common Stock issuable upon conversion of shares of Series E Preferred Stock shall be deemed to be outstanding for computing the percentage ownership of the person holding such shares of Series E Preferred Stock, but are not deemed outstanding for computing the percentage ownership of any other person.

 (2) Beneficial ownership of Common Stock includes 30,000,016 shares of Common Stock over which Amber has shared voting power pursuant to the terms of an irrevocable proxy (the "Series E Proxy") granted to John Bender, a designee of Amber, by certain stockholders of the Company Mr. Bender holds voting and investment control over the shares held by Amber pursuant to the Series E Proxy. Beneficial ownership of Series E Preferred Stock does not include approximately 10,705 shares of Series E Preferred Stock currently held in Escrow. Such 10,705 shares of Series E Preferred do not have voting rights until released from Escrow. Pursuant to the terms of the Escrow Agreement, the funds in the Escrow are the property of Amber and the other purchasers of Series E Preferred Stock and the shares of Series E Preferred Stock in the Escrow are the property of the Company, in each case until delivered pursuant to the Escrow Agreement by the Escrow Agent upon the instruction of a representative designated by a majority in interest of the Purchasers, who shall have sole discretion to cause the delivery of such funds and shares at any time until May 31, 1998.



 (3) Represents 279,690 shares held by Mr. Tramiel's wife as trustee of trusts for the benefit of Mr. Tramiel's minor grandchildren. Does not include 11,597,315 shares held by Mr. Tramiel's wife and 707,611 shares held directly by Mr. Tramiel which are subject to the Series E Proxy.



 (4) Does not include 2,411,673 shares of Common Stock held by Lunenberg S.A. which are subject to the Series E Proxy. Sirjang L. Tandon, a director of JTS, may have shared voting power over the shares held by Lunenberg S.A. Does not include 4,350,000 shares of Common Stock subject to the Series E Proxy held by the Tandon Family Partnership, of which Mr. Tandon is a general partner. Does not include 1,000,000 shares issuable pursuant to options exercisable within 60 days of December 31, 1997 which are subject to the Series E Proxy. Mr. Tandon disclaims beneficial ownership of the shares held by Lunenberg S.A. and the Tandon Family Partnership except to the extent of his shareholder and proportionate partnership interests therein.



 (5) Represents 1,270,833 shares issuable pursuant to options exercisable within 60 days of December 31, 1997. Does not include 4,010,196 shares of Common Stock beneficially owned by Mr. Mitchell and Jintamai K. Mitchell as trustees of the Mitchell 1990 Rev. Trust UTA 3390, as amended which are subject to the Series E Proxy.



 (6) Includes 3,896,550 shares and 40,950 shares of Common Stock held by Alta V Limited Partnership and Custom House Partners, respectively. The 3,896,550 shares held by Alta V Limited Partnership are subject to the Series E Proxy. Jean Deleage, a director of JTS, is Vice President of Burr, Egan, Deleage & Co., which is a general partner of Alta V Management Partners, L.P., a general partner of Alta V Limited Partnership, L.P. and Customs House Partners, L.P. Mr. Eeleage and the general partners of Alta V Management Partners, L.P. and Customs House Partners disclaim beneficial ownership of such shares except to the extent of their proportionate interests therein.



 (7) Includes 600,000, 300,000, 200,000, 200,000, and 200,000 shares of Common
     Stock held by International Venture Capital Investment Corporation; BI Walden Ventures Kedua Sdn Bhd; Seed Ventures II Limited; OWW Pacrim Investments Ltd.; and OCBC, Wearnes & Walden Investments (Singapore) Ltd., respectively. Lip-Bu Tan, a director of JTS, has investment and voting power with respect to the shares held by each of the foregoing investment funds. Mr. Tan disclaims beneficial ownership of such shares except to the extent of his proportionate partnership interests therein.



 (8) Includes 222,500 shares issuable pursuant to options exercisable within 60 days of December 31, 1997.



 (9) Includes 245,834 shares issuable pursuant to options exercisable within 60 days of December 31, 1997.



(10) Consists of 39,583 shares issuable pursuant to options exercisable within 60 days of December 31, 1997.



(11) Consists of 82,916 shares issuable pursuant to options exercisable within 60 days of December 31, 1997.



(12) Includes 8,024,117 shares of Common Stock held by executive officers, directors and entities affiliated with certain directors and includes options to purchase 2,870,666 shares of Common Stock held by executive officers and directors that are exercisable within 60 days of December 31, 1997. See footnotes (3) through (11).

                                 OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                    LOGO
                                          Joseph A. Prezioso

San Jose, California

February 6, 1998


     A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED FEBRUARY 2, 1997 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, JTS CORPORATION, 166 BAYPOINTE PARKWAY, SAN JOSE, CALIFORNIA 95134.


     The following documents filed with the Securities and Exchange Commission under the Exchange Act are hereby incorporated by reference into this
Prospectus:



     (a) The Company's Annual Report on Form 10-K for the fiscal year ended February 2, 1997; and



     (b) The Company's Quarterly Reports on Form 10-Q, as amended.



     (c) The Company's Current Reports on Form 8-K, as amended.

                          CERTIFICATE OF DESIGNATION OF
                     SERIES D CONVERTIBLE PREFERRED STOCK OF
                                 JTS CORPORATION



        The undersigned, David T. Mitchell and Joseph A. Prezioso hereby certify that:

        I. They are the duly elected and acting President and Secretary, respectively, of JTS Corporation, a Delaware corporation (the "Company").

        II. The Certificate of Incorporation of the Company, as amended, authorizes 10,000,000 shares of preferred stock, par value $0.001 per share.

        III. The following is a true and correct copy of the consent duly adopted by the Board of Directors of the Company dated September 16, 1997, which constituted all requisite action on the part of the Company for adoption of such consent.

                                   RESOLUTIONS

        WHEREAS, the Board of Directors of the Company (the "Board") is authorized to provide for the issuance of shares of preferred stock in series, and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in such series, and to fix the designations, powers, preferences and rights and qualifications, limitations or restrictions thereof;

        WHEREAS, the Board desires, pursuant to its authority as aforesaid, to designate a new series of preferred stock, set the number of shares constituting such series and fix the rights, preferences, privileges and restrictions of such series;

        NOW, THEREFORE, BE IT RESOLVED, that the Board hereby designates a new series of preferred stock and the number of shares constituting such series and fixes the designations, power, preferences, rights, qualifications, limitations, restrictions and privileges relating to such series as follows:

               SECTION 1. DESIGNATION, AMOUNT AND PAR VALUE. There are hereby provided one series of Preferred Stock designated and to be known as "Series D Convertible Preferred Stock" (the "Series D Preferred"). The number of shares constituting Series D Preferred shall be twenty-eight thousand eight hundred and two (28,802) (which shall not be subject to increase), with a par value of $0.001.


                                       1.

               SECTION 2. DIVIDEND RIGHTS. No dividend shall be paid or set aside for payment with respect to Common Stock in any fiscal year, other than dividends payable solely in common stock, unless a dividend is concurrently paid with respect to all outstanding shares of Series D Preferred in an amount equal per share (on an as if converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock.

               SECTION 3. VOTING RIGHTS.

                      a. GENERAL RIGHTS. Except as otherwise provided herein or as required by law, the Series D Preferred shall be voted together with the shares of the Common Stock of the Company and not as a separate class, at any annual or special meeting of stockholders of the Company, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of shares of Series D Preferred shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Series D Preferred are convertible (pursuant to Section 6 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

                      b. ELECTION OF BOARD. For so long as at least 2,500 shares of Series D Preferred remain outstanding, (i) the holders of Series D Preferred, voting as a separate class, shall be entitled to elect one (1) member of the Board at each meeting or pursuant to each consent of the Company's stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director; (ii) the holders of Common Stock, voting as a separate class, shall be entitled to elect six (6) members of the Board at each meeting or pursuant to each consent of the Company's stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors; and (iii) the holders of Common Stock and Series D Preferred, voting together as a class (on an as if converted to Common Stock basis), shall be entitled to elect all remaining members of the Board.

               SECTION 4. LIQUIDATION RIGHTS.

                      a. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Common Stock, the holders of Series D Preferred shall be entitled to be paid out of the assets of the Company, but after all required distributions and payments have been made to any series of class of stock that is senior in liquidation preference to the Series D Preferred, an amount per share of Series D Preferred equal to the Original Issue Price plus all declared and unpaid dividends on such shares of Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) for each share of Series D Preferred held by them. The "Original Issue Price" of the Series D Preferred shall be $875.00 per share.



                                       2.

                      b. The following events shall be considered a liquidation under this Section:

                           (i)      any consolidation or merger of the Company
with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the Company's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Company's voting power is transferred (an "Acquisition"); or

                          (ii)      a sale, lease or other disposition of all or
substantially all of the assets of the Company (an "Asset Transfer").

                      c. If, upon any liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment in full to all holders of Series D Preferred of the liquidation preference set forth in
Section 4(a), then such assets shall be distributed among the holders of Series D Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

               SECTION 5.    REDEMPTION.

                      a. At any time, and from time to time, the Company may redeem the Series D Preferred in the event that the closing price per share of the Common Stock on the American Stock Exchange (as reported in the Wall Street Journal) exceeds $3.9375 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Common Stock) for twenty (20) consecutive trading days immediately preceding the issuance of the Redemption Notice (as defined below); provided, however, that the Company may not redeem from any holder more than one-third of the total number of Series D Preferred Shares originally purchased by such holder during any one (1) year period; provided further, that no such redemption shall be made unless at the time of such redemption there shall be in effect a registration statement with the Securities and Exchange Commission covering the resale of shares of Common Stock issuable upon conversion of the Series D shares to be redeemed.

                           (i)      The Company shall effect such redemptions
(the date on which a redemption occurs being referred to herein as a "Redemption Date") by paying in cash in exchange for the shares of Series D Preferred to be redeemed, a sum equal to the Original Issue Price per share of Series D Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) plus declared and unpaid dividends with respect to such shares.

                          (ii)      At least sixty (60) days prior to each
Redemption Date, the Company shall send a notice (a "Redemption Notice") to all holders of Series D Preferred to be redeemed setting forth (A) the number of shares of Series D Preferred to be redeemed; and (B)



                                       3.

the date and place at which such holders may obtain payment of the Redemption Price upon surrender of their share certificates.

                      b. On or prior to a Redemption Date, the Company shall deposit the Redemption Price of all shares to be redeemed with a bank or trust company having aggregate capital and surplus in excess of $100,000,000, as a trust fund, with irrevocable instructions and authority to the bank or trust company to pay, on and after such Redemption Date, the Redemption Price of the shares to their respective holders upon the surrender of their share certificates. Any moneys deposited by the Company pursuant to this Section 5(b) for the redemption of shares thereafter converted into shares of Common Stock pursuant to Section 6 hereof shall be returned to the Company forthwith upon such conversion. The balance of any funds deposited by the Company pursuant to this Section 5(b) remaining unclaimed at the expiration of one (1) year following such Redemption Date shall be returned to the Company promptly upon its written request.

                      c. On or after such Redemption Date, each holder of shares of Series D Preferred to be redeemed shall surrender such holder's certificates representing such shares to the Company in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after such Redemption Date, all rights of the holders of such shares as holders of Series D Preferred (except the right to receive the Redemption Price without interest upon surrender of their certificates), shall cease and terminate with respect to such shares, provided that in the event that shares of Series D Preferred are not redeemed due to a default in payment by the Company or because the Company does not have sufficient legally available funds, such shares of Series D Preferred shall remain outstanding and shall be entitled to all of the rights and preferences provided herein.

               SECTION 6.    CONVERSION RIGHTS.

        The holders of the Series D Preferred shall have the following rights with respect to the conversion of the Series D Preferred into shares of Common Stock (the "Conversion Rights"):

                      a. OPTIONAL CONVERSION. Subject to and in compliance with the provisions of this Section 6, including the additional payment specified in paragraph 6(d) below, shares of Series D Preferred may, at the option of the holder, be converted at any time, and from time to time, into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series D Preferred shall be entitled upon conversion shall be the product obtained by multiplying the "Series D Preferred Conversion Rate" then in effect (determined as provided in Section 6(b)) by the number of shares of Series D Preferred being converted.



                                       4.

                      b. SERIES D PREFERRED CONVERSION RATE. The conversion rate in effect at any time for conversion of the Series D Preferred (the "Series D Preferred Conversion Rate") shall be the quotient obtained by dividing the Original Issue Price of the Series D Preferred by the "Series D Preferred Conversion Price," calculated as provided in Section 6(c).

                      c. CONVERSION PRICE. The conversion price for the Series D Preferred shall initially be $0.175 (the "Series D Preferred Conversion Price"). Such initial Series D Preferred Conversion Price shall be adjusted from time to time in accordance with this Section 6. All references to the Series D Preferred Conversion Price herein shall mean the Series D Preferred Conversion Price as so adjusted.

                      d.     MECHANICS OF CONVERSION.

                             (i)  Each holder of Series D Preferred who desires
to convert the same into shares of Common Stock pursuant to this Section 6 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series D Preferred, shall pay in cash to the Company the sum (the "Additional Consideration") obtained by multiplying (A) $0.65625 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Common Stock) and (B) the number of shares of Common Stock to be issued upon such conversion, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series D Preferred being converted. Thereupon, the Company shall promptly issue and deliver to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value determined by the Board of Directors as of the date of such conversion), any declared and unpaid dividends on the shares of Series D Preferred being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series D Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

                             (ii)  Notwithstanding the foregoing, the holders
may convert the Series D Preferred on a "net exercise" basis, described below, and shall not, in such case, be required to deliver Additional Consideration, but only (A) following receipt of a Redemption Notice or (B) immediately prior to the closing of an Acquisition or Asset Transfer. If a holder elects to convert shares of Series D Preferred on a "net exercise" basis in such event, such holder shall be entitled to receive upon conversion of each share of Series D Preferred that number of shares of Common Stock equal to the number yielded by the following formula: (i) the quotient obtained by dividing (A) the Fair Market Value, as defined below, less the Additional Consideration by (B) the Fair Market Value, multiplied by (ii) the number of shares of Common Stock issuable upon conversion of one share of Series D Preferred. The "Fair Market Value" shall equal the average closing price of the Common Stock on the American Stock Exchange (as



                                       5.

reported in the Wall Street Journal) for the five (5) trading days ending one
(1) day before the conversion.

                             (iii) In the event that there is an insufficient
number of shares of Common Stock available for issuance upon conversion of the Series D Preferred at any time after July 9, 1998, the holders of Series D Preferred may convert shares of Series D Preferred on a pro rata basis at the Conversion Rate and shall be entitled to receive certificates evidencing such number of shares as shall be issuable upon such conversion, without the payment of the Additional Consideration.

                      e. ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Company shall at any time or from time to time after the date that the first share of Series D Preferred is issued (the "Original Issue Date") effect a subdivision of the outstanding Common Stock without a corresponding subdivision of the Preferred Stock, the Series D Preferred Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Series D Preferred, the Series D Preferred Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this
Section 6(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                      f. ADJUSTMENT FOR COMMON STOCK DIVIDENDS AND DISTRIBUTIONS. If the Company at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series D Preferred Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series D Preferred Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
(ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series D Preferred Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series D Preferred Conversion Price shall be adjusted pursuant to this Section 6(f) to reflect the actual payment of such dividend or distribution.

                      g. ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. If the Company at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, in each



                                       6.

such event provision shall be made so that the holders of the Series D Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Company which they would have received had their Series D Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this
Section 6 with respect to the rights of the holders of the Series D Preferred or with respect to such other securities by their terms.

                      h. ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series D Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer as defined in Section 4(b) or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 6), in any such event each holder of Series D Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series D Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

                      i. CAPITAL REORGANIZATIONS. If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock (other than an Acquisition or Asset Transfer as defined in Section 4(b) or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 6), as a part of such capital reorganization, provision shall be made so that the holders of the Series D Preferred shall thereafter be entitled to receive upon conversion of the Series D Preferred the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of Series D Preferred after the capital reorganization to the end that the provisions of this Section 6 (including adjustment of the Series D Preferred Conversion Price then in effect and the number of shares issuable upon conversion of the Series D Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

                      j. CERTIFICATE OF ADJUSTMENT. In each case of an adjustment or readjustment of the Series D Preferred Conversion Price or the number of shares of Common Stock or other securities issuable upon conversion of the Series D Preferred, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate,



                                       7.

by first class mail, postage prepaid, to each registered holder of Series D Preferred at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of the Series D Preferred Conversion Price as adjusted.

                      k. NOTICES OF RECORD DATE. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 4(b)) or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer (as defined in Section 4(b)), or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series D Preferred at least twenty (20) days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

                      l. FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of Series D Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series D Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board of Directors) on the date of conversion.

                      m. NOTICES. Any notice required by the provisions of this Section 5 shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

                      n. PAYMENT OF TAXES. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series D Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue



                                       8.

and delivery of shares of Common Stock in a name other than that in which the shares of Series D Preferred so converted were registered.

        RESOLVED FURTHER, that the President and Secretary of the Company be, and they hereby are, authorized and directed to prepare, execute, verify and file with the Secretary of the State of Delaware, a Certificate of Designation in accordance with these resolutions and as required by law.


        IN WITNESS WHEREOF, JTS Corporation has caused this certificate to be signed by David T. Mitchell, its President, and attested by Joseph A. Prezioso, its Secretary, this 22nd day of September, 1997.


Attest:                                     Executed:



--------------------------------            ----------------------------------
Joseph A. Prezioso, Secretary               David T. Mitchell, President



                                       9.

                         CERTIFICATE OF DESIGNATION OF
                    SERIES E CONVERTIBLE PREFERRED STOCK OF
                                JTS CORPORATION

     The undersigned, David T. Mitchell and Joseph A. Prezioso hereby certify that:

            I. They are the duly elected and acting President and Secretary, respectively, of JTS Corporation, a Delaware corporation (the "Company").

           II. The Certificate of Incorporation of the Company, as amended, authorizes 10,000,000 shares of preferred stock, par value $0.001 per share.

          III. The following is a true and correct copy of the consent duly adopted by the Board of Directors of the Company dated December 18, 1997, which constituted all requisite action on the part of the Company for adoption of such consent.

                                  RESOLUTIONS

     WHEREAS, the Board of Directors of the Company (the "Board") is authorized to provide for the issuance of shares of preferred stock in series, and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in such series, and to fix the designations, powers, preferences and rights and qualifications, limitations or restrictions thereof;

     WHEREAS, the Board desires, pursuant to its authority as aforesaid, to designate a new series of preferred stock, set the number of shares constituting such series and fix the rights, preferences, privileges and restrictions of such series;

     NOW, THEREFORE, BE IT RESOLVED, that the Board hereby designates a new series of preferred stock and the number of shares constituting such series and fixes the designations, power, preferences, rights, qualifications, limitations, restrictions and privileges relating to such series as follows:

     SECTION 1. Designation, Amount and Par Value. There are hereby provided one series of Preferred Stock designated and to be known as "Series E Convertible Preferred Stock" (the "Series E Preferred"). The number of shares constituting Series E Preferred shall be twenty-eight thousand eight hundred and two (28,802) (which shall not be subject to increase), with a par value of $0.001.

     SECTION 2. Dividend Rights. No dividend shall be paid or set aside for payment with respect to Common Stock in any fiscal year, other than dividends payable solely in common stock, unless a dividend is concurrently paid with respect to all outstanding shares of Series E Preferred in an amount equal per share (on an as if converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock.

     SECTION 3. Voting Rights.

     a. General Rights. Except as otherwise provided herein or as required by law, the Series E Preferred shall be voted together with the shares of the Common Stock of the Company and not as a separate class, at any annual or special meeting of stockholders of the Company, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of shares of Series E Preferred shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Series E Preferred are convertible (pursuant to Section 6 hereof, but without regard to the date set forth in paragraph 6(a)) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

     b. Election of Board.

          (i) For so long as at least 2,500 shares of Series D Convertible Preferred Stock (the "Series D Preferred") remain outstanding, the holders of Series D Preferred, voting as a separate class, shall be entitled to elect one (1) member of the Board at each meeting or pursuant to each consent of the Company's stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director.

          (ii) For so long as at least 2,500 shares of Series E Preferred remain outstanding, the holders of Series E Preferred, voting as a separate class, shall be entitled to elect two (2) members of the Board at each meeting or pursuant to each consent of the Company's stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director.

          (iii) The holders of Common Stock, voting as a separate class, shall be entitled to elect four (4) members of the Board at each meeting or pursuant to each consent of the Company's stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

          (iv) The holders of Common Stock, Series D Preferred and Series E Preferred, voting together as a class (on an as if converted to Common Stock basis), shall be entitled to elect all remaining members of the Board.

     SECTION 4. Liquidation Rights.

     a. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Common Stock, the holders of Series E Preferred shall be entitled to be paid out of the assets of the Company, but after all required distributions and payments have been made to any series of class of stock that is senior in liquidation preference to the Series E Preferred, an amount per share of Series E Preferred equal to the Original Issue Price plus all declared and unpaid dividends on such shares of Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) for each share of Series E Preferred held by them. The "Original Issue Price" of the Series E Preferred shall be $875.00 per share.

     b. The following events shall be considered a liquidation under this
Section:

          (i) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the Company's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Company's voting power is transferred (an "Acquisition"); or

          (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company (an "Asset Transfer").

     c. If, upon any liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment in full to all holders of Series E Preferred of the liquidation preference set forth in Section 4(a), then such assets shall be distributed among the holders of Series E Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

     SECTION 5. Redemption.

     a. From and after August 5, 1998, at any time, and from time to time, the Company may redeem the Series E Preferred in the event that the closing price per share of the Common Stock on the American Stock Exchange (as reported in the Wall Street Journal) exceeds $3.9375 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Common Stock) for twenty (20) consecutive trading days immediately preceding the issuance of the Redemption Notice (as defined below); provided, however, that the Company may not redeem from any holder more than one-third of the total number of Series E Preferred Shares originally purchased by such holder during any one (1) year period; provided further, that no such redemption shall be made unless at the time of such redemption there shall be in effect a registration statement with the Securities and Exchange Commission covering the resale of shares of Common Stock issuable upon conversion of the Series E shares to be redeemed.

          (i) The Company shall effect such redemptions (the date on which a redemption occurs being referred to herein as a "Redemption Date") by paying in cash in exchange for the shares of Series E

     Preferred to be redeemed, a sum equal to the Original Issue Price per share of Series E Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) plus declared and unpaid dividends with respect to such shares.

          (ii) At least sixty (60) days prior to each Redemption Date, the Company shall send a notice (a "Redemption Notice") to all holders of Series E Preferred to be redeemed setting forth (A) the number of shares of Series E Preferred to be redeemed; and (B) the date and place at which such holders may obtain payment of the Redemption Price upon surrender of their share certificates.

     b. On or prior to a Redemption Date, the Company shall deposit the Redemption Price of all shares to be redeemed with a bank or trust company having aggregate capital and surplus in excess of $100,000,000, as a trust fund, with irrevocable instructions and authority to the bank or trust company to pay, on and after such Redemption Date, the Redemption Price of the shares to their respective holders upon the surrender of their share certificates. Any moneys deposited by the Company pursuant to this Section 5(b) for the redemption of shares thereafter converted into shares of Common Stock pursuant to Section 6 hereof shall be returned to the Company forthwith upon such conversion. The balance of any funds deposited by the Company pursuant to this Section 5(b) remaining unclaimed at the expiration of one (1) year following such Redemption Date shall be returned to the Company promptly upon its written request.

     c. On or after such Redemption Date, each holder of shares of Series E Preferred to be redeemed shall surrender such holder's certificates representing such shares to the Company in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after such Redemption Date, all rights of the holders of such shares as holders of Series E Preferred (except the right to receive the Redemption Price without interest upon surrender of their certificates), shall cease and terminate with respect to such shares, provided that in the event that shares of Series E Preferred are not redeemed due to a default in payment by the Company or because the Company does not have sufficient legally available funds, such shares of Series E Preferred shall remain outstanding and shall be entitled to all of the rights and preferences provided herein.

     SECTION 6. Conversion Rights.

     The holders of the Series E Preferred shall have the following rights with respect to the conversion of the Series E Preferred into shares of Common Stock (the "Conversion Rights"):

     a. Optional Conversion. Subject to and in compliance with the provisions of this Section 6, including the additional payment specified in paragraph 6(d) below, shares of Series E Preferred may, at the option of the holder, be converted at any time on or after August 5, 1998, and from time to time, into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series E Preferred shall be entitled upon conversion shall be the product obtained by multiplying the "Series E Preferred Conversion Rate" then in effect (determined as provided in Section 6(b)) by the number of shares of Series E Preferred being converted.

     b. Series E Preferred Conversion Rate. The conversion rate in effect at any time for conversion of the Series E Preferred (the "Series E Preferred Conversion Rate") shall be the quotient obtained by dividing the Original Issue Price of the Series E Preferred by the "Series E Preferred Conversion Price," calculated as provided in Section 6(c).

     c. Conversion Price. The conversion price for the Series E Preferred shall initially be $0.175 (the "Series E Preferred Conversion Price"). Such initial Series E Preferred Conversion Price shall be adjusted from time to time in accordance with this Section 6. All references to the Series E Preferred Conversion Price herein shall mean the Series E Preferred Conversion Price as so adjusted.

     d. Mechanics of Conversion.

          (i) Each holder of Series E Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 6 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series E Preferred, shall pay in cash to the Company the sum (the "Additional Consideration") obtained by multiplying (A) $0.10 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Common Stock) and (B) the number of shares of Common Stock to be issued upon such conversion, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series E Preferred being converted. Thereupon, the Company shall promptly issue and deliver to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value determined by the Board of Directors as of the date of such conversion), any declared and unpaid dividends on the shares of Series E Preferred being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series E Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

          (ii) Notwithstanding the foregoing, the holders may convert the Series E Preferred on a "net exercise" basis, described below, and shall not, in such case, be required to deliver Additional Consideration, but only (A) following receipt of a Redemption Notice or (B) immediately prior to the closing of an Acquisition or Asset Transfer. If a holder elects to convert shares of Series E Preferred on a "net exercise" basis in such event, such holder shall be entitled to receive upon conversion of each share of Series E Preferred that number of shares of Common Stock equal to the number yielded by the following formula: (i) the quotient obtained by dividing (A) the Fair Market Value, as defined below, less the Additional Consideration by (B) the Fair Market Value, multiplied by (ii) the number of shares of Common Stock issuable upon conversion of one share of Series E Preferred. The "Fair Market Value" shall equal the average closing price of the Common Stock on the American Stock Exchange (as reported in the Wall Street Journal) for the five (5) trading days ending one (1) day before the conversion.

          (iii) In the event that there is an insufficient number of shares of Common Stock available for issuance upon conversion of the Series E Preferred at any time after July 9, 1998, the holders of Series E Preferred may convert shares of Series E Preferred on a pro rata basis at the Conversion Rate and shall be entitled to receive certificates evidencing such number of shares as shall be issuable upon such conversion, without the payment of the Additional Consideration.

     e. Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date that the first share of Series E Preferred is issued (the "Original Issue Date") effect a subdivision of the outstanding Common Stock without a corresponding subdivision of the Preferred Stock, the Series E Preferred Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Series E Preferred, the Series E Preferred Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 6(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

     f. Adjustment for Common Stock Dividends and Distributions. If the Company at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series E Preferred Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series E Preferred Conversion Price then in effect by a fraction
(i) the numerator of
which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series E Preferred Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series E Preferred Conversion Price shall be adjusted pursuant to this Section 6(f) to reflect the actual payment of such dividend or distribution.

     g. Adjustments for Other Dividends and Distributions. If the Company at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, in each such event provision shall be made so that the holders of the Series E Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Company which they would have received had their Series E Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 6 with respect to the rights of the holders of the Series E Preferred or with respect to such other securities by their terms.

     h. Adjustments for Certain Dilutive Issuances. If the Company at any time or from time to time after December 18, 1997, issues upon the conversion of the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock and the exercise of warrants therefor outstanding as of December 18, 1997, more than eleven million (11,000,000) shares of Common Stock (as currently constituted, subject to adjustment for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Common Stock), in the aggregate, in such event provision shall be made so that the holders of the Series E Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, an additional amount of shares of Common Stock computed such that the percentage ownership of the Company, on a fully diluted basis assuming conversion of all outstanding convertible securities and exercise of all outstanding options and warrants for securities of the Company, held by the holders of Series E Preferred (assuming full conversion thereof) shall be the same as it would have been had (i) only an aggregate of eleven million (11,000,000) shares of Common Stock (as currently constituted, subject to adjustment for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Common Stock) been issued upon conversion of the Series B and Series C Preferred and (ii) the Series E Preferred converted in full without regard to the provisions of this paragraph (h). No additional consideration shall be required to be paid for any adjustment shares issued pursuant to this paragraph (h) as long as the consideration required to be paid pursuant to paragraph (d) above is paid for the underlying shares of Common Stock with respect to which adjustment is required to be made under this paragraph (h).

     i. Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series E Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer as defined in Section 4(b) or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 6), in any such event each holder of Series E Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series E Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

     j. Capital Reorganizations. If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock (other than an Acquisition or Asset Transfer as defined in

Section 4(b) or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 6), as a part of such capital reorganization, provision shall be made so that the holders of the Series E Preferred shall thereafter be entitled to receive upon conversion of the Series E Preferred the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of Series E Preferred after the capital reorganization to the end that the provisions of this Section 6 (including adjustment of the Series E Preferred Conversion Price then in effect and the number of shares issuable upon conversion of the Series E Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

     k. Certificate of Adjustment. In each case of an adjustment or readjustment of the Series E Preferred Conversion Price or the number of shares of Common Stock or other securities issuable upon conversion of the Series E Preferred, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series E Preferred at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of the Series E Preferred Conversion Price as adjusted.

     l. Notices of Record Date. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 4(b)) or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any Asset Transfer (as defined in Section 4(b)), or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series E Preferred at least twenty (20) days prior to the record date specified therein a notice specifying
(A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

     m. Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series E Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series E Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board of Directors) on the date of conversion.

     n. Notices. Any notice required by the provisions of this Section 5 shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day,
(c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

     o. Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series E Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series E Preferred so converted were registered.

     RESOLVED FURTHER, that the President and Secretary of the Company be, and they hereby are, authorized and directed to prepare, execute, verify and file with the Secretary of the State of Delaware, a Certificate of Designation in accordance with these resolutions and as required by law.

     IN WITNESS WHEREOF, JTS Corporation has caused this certificate to be signed by David T. Mitchell, its President, and attested by Joseph A. Prezioso, its Secretary, this 31st day of December, 1997.

Attest:                                           Executed:

/s/ JOSEPH A. PREZIOSO                            /s/ DAVID T. MITCHELL
-----------------------------------------------   -----------------------------------------------
Joseph A. Prezioso, Secretary                     David T. Mitchell, President

                                REVOCABLE PROXY
                                JTS CORPORATION

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MARCH 12, 1998

       The undersigned hereby appoints David T. Mitchell and Joseph A. Prezioso, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of JTS Corporation which the undersigned may be entitled to vote at the Special Meeting of Stockholders of JTS Corporation to be held at 166 Baypointe Parkway, San Jose, California
95134, on Thursday, March 12, 1998 at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

PROPOSAL 1: To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 250,000,000 to 500,000,000 shares.

                   FOR             AGAINST           ABSTAIN
                   [ ]               [ ]               [ ]

PROPOSAL 2: To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to permit holders of at least 25% of the outstanding voting power of the Company to call a Special Meeting of Stockholders.

                   FOR             AGAINST           ABSTAIN
                   [ ]               [ ]               [ ]


              MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
                                           ---

                                                                ----------------
Please be sure to sign and date this Proxy in the box below.    Date
--------------------------------------------------------------------------------

------Stockholder sign above-----------------Co-holder (if any) sign above------

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   Detach above card, sign, date and mail in postage paid envelope provided.

                                JTS CORPORATION

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  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

       The above signed hereby directs and authorizes said proxies, and each of them, or their substitutes, to vote as specified above with respect to the proposals listed in paragraphs 1 and 2. Unless otherwise specified this proxy will be voted in favor of proposals 1 and 2.

       The above signed hereby acknowledges receipt of (1) Notice of Special Meeting of Stockholders of the Company and (2) accompanying Proxy Statement.

       Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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